FRANCHISE FINANCE CORPORATION OF AMERICA
                                Medium-Term Notes
                   Due Nine Months or More From Date of Issue

                             DISTRIBUTION AGREEMENT


                                                                February 9, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

NATIONSBANC CAPITAL MARKETS, INC.
100 North Tryon Street
Charlotte, North Carolina 28255

SMITH BARNEY INC.
390 Greenwich Street
4th Floor
New York, New York 10013

Dear Sirs:

         Franchise Finance Corporation of America, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Capital Markets, Inc. and Smith Barney Inc. (each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of November 21, 1995, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Norwest Bank Arizona, National Association, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $150,000,000 aggregate initial offering price of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Distribution Agreement (the "Agreement"), all as though the issuance of such Notes were authorized as of the date hereof.

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         This  Agreement  provides  both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-62629) for the registration of common stock, preferred stock and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. Unless the context otherwise requires, all references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Agents by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Notes and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-62629) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

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1.       Appointment as Agent.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Unless otherwise instructed by the Company, such Agent will communicate to the Company, orally, each reasonable offer to purchase Notes solicited by it on an agency basis. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation, pursuant to the provisions of this Agreement, to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2.       Representations and Warranties.

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

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

          (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Notes and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, either singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (ii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The Company does not own, directly or indirectly through a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the "Code")), partnership, limited liability company, association or other entity, any shares of stock or any other debt or equity securities of, or other interests in, any corporation, firm, partnership, limited liability company, association or other entity, other than (1) stock of a corporation that the Company has been advised by its legal counsel qualifies as a

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

     "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, (2) stock or other debt or equity securities of any issuer (other than a partnership or limited liability company, the ownership of which is governed by (3) below) where (i) the Company has been advised by legal counsel that such ownership would not constitute ownership of more than 9.8% of the voting securities of such issuer (within the meaning of Section 856(c)(5) of the Code) and (ii) the Company has determined in good faith that the fair market value of the stock and securities of any one such issuer does not exceed 4.8% of the value of the total assets of the Company, or (3) interests in a partnership or limited liability company where (i) the Company has received a written opinion of its legal counsel that such a partnership or limited liability company is properly treated as a partnership, rather than an association or publicly traded partnership taxable as a corporation, for federal income tax purposes and (ii) such partnership or limited liability company does not itself own debt or equity securities of any issuer that could cause the Company to violate the representation contained in clause (2) above.

          (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder; the Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus. For purposes of this Section 2(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

         (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary

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

     in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vi) Financial Statements. The financial statements, the notes thereto and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

         (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and legally binding agreement of the Company; the Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and the Indenture and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes will be substantially in the form contemplated by the Indenture and heretofore delivered to the Agents and will conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits of the Indenture.

         (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Change"), (b) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with

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     respect to the Company and its  subsidiaries  considered as one enterprise, and (c) except for regular quarterly dividends on the common stock, par value $.01 per share, of the Company (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (ix) No Defaults.  Neither the Company nor any of its  subsidiaries is
     (a) in violation of its charter or bylaws, (b) in default in the performance or observance of any provision of the Credit Agreement dated as of December 27, 1995 between the Company and NationsBank of Texas, N.A., as such agreement may be amended or modified from time to time (the "NationsBank Agreement") that constitutes or will constitute an Event of Default (as defined therein) under the NationsBank Agreement, or (c) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for, in the case of (c), any such defaults which would not, either singly or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not (i) constitute an Event of Default (as defined in the NationsBank Agreement) under the NationsBank Agreement, (ii) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, or (iii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, or any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (x) Regulatory Approvals. No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws.

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          (xi) Legal  Proceedings.  Except as may be included or incorporated by reference in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to result in any Material Adverse Change or materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not
     described  in  the  Registration  Statement,   including  ordinary  routine
     litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

         (xii) Contracts. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, the Prospectus or the documents incorporated by reference therein by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so filed.

         (xiii) No Violation. Neither the Company nor any of its subsidiaries is in violation of any law, statute, ordinance, governmental rule or regulation or court decree which violation, either singly or together with any other violation, would have a Material Adverse Effect.

         (xiv) Licenses. The Company and its subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess or comply with any such Governmental License would not, either singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, either singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, either singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, either singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (xv) Trademarks; Service Marks. To the extent applicable, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how
     (including   trade  secrets  and  other  unpatented   and/or   unpatentable
     proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent

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     and proprietary  rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, either singly or in the aggregate, would result in any Material Adverse Change.

          (xvi) Labor Matters. There is no existing labor dispute with the employees of the Company or any of its subsidiaries that would have, either singly or in the aggregate, a Material Adverse Effect.

         (xvii) Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and marketable title to all properties and assets (or a valid first lien as to mortgaged properties) described in the Prospectus as being owned (or mortgaged) by them, or reflected in the most recent consolidated balance sheet of the Company contained in the Prospectus; (ii) all liens, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (iii) no person or entity, other than tenants under the leases or guarantors thereof pursuant to which the Company and its subsidiaries lease all or a portion of their properties, has an option or right of first refusal or any other right to purchase any of such properties; (iv) each of the properties of the Company and its subsidiaries, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, had access to public rights of way, either directly or through insured easements; (v) each of such properties, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, was served by all public utilities necessary for the operations on such property in sufficient quantities for such operations; (vi) each of such properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either singly or in the aggregate, have a Material Adverse Effect; (vii) the real property leases and equipment leases, if any, relating to each of such properties are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (viii) there is no pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company and its subsidiaries, except such proceedings or actions which would not, either singly or in the aggregate, have a Material Adverse Effect.

         (xviii) Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata)
     or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except such violations as would not, either singly or in the aggregate, have a Material Adverse Effect, and there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xix) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 2(a)(vi) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xx) Accounting Matters. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxi) Company's Securities.  The Company and its subsidiaries have not
     (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) (A) sold, bid for, purchased or paid anyone (other than, to the extent applicable, payments made by the Company pursuant to the terms of, and in accordance with, the Company's dividend reinvestment plan) any compensation for soliciting purchases of, the Notes, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxii) Legal Status. The Company has been and is organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to qualify as a REIT under the Code.

          (xxiii) Title Insurance. The Company and each of its subsidiaries has title insurance on all real property described in the Prospectus as being owned (or held under a ground lease) or financed by any of them in an amount at least equal to the cost of acquisition of such property or the original principal amount of the loan provided by any of them, as the case may be, and each such property is insured by extended coverage hazard and casualty insurance in an amount not less than 90% of the full replacement cost of the improvements located thereon (exclusive of excavation and foundations), except for such properties which are covered by insurance in an amount less than 90%, the total loss of which would not have, either singly or in the aggregate, a Material Adverse Effect, and there are in effect for such properties and assets insurance policies covering risks and in amounts that are commercially reasonable for such types of properties and assets and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar properties or assets and all such insurance is in full force and effect, and to the extent any of such properties are insured with rental guaranty insurance, such insurance is in full force and effect and the Company is named as an insured on all policies required under the leases for such properties.

         (xxiv) Investment Company Act. Neither the Company, nor any of its subsidiaries, is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom, will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxv) Commodity Exchange Act. The Notes, when issued, authen- ticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

         (xxvi)Doing Business with Cuba. The Company has complied with, and is and will be in compliance with, the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         (xxvii) Ratings. The Notes are rated Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Group.

     (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.
                                       11

3.       Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount, less the applicable discount referred to in the last paragraph of this subsection (b), unless otherwise agreed to by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

4.       Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the

Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(2) under the 1933 Act not later than the close of business of the SEC on the second business day after the date on which such Pricing Supplement is first used.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Stand-Off Agreement. If specified by the applicable Agent or Agents in connection with a purchase of Notes from the Company as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

5.       Conditions of Obligations.

         The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's directors or officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                   (1) Opinion of Company Counsel. The favorable opinion of Kutak Rock, counsel to the Company, to the effect that:

                         (i) The  Company  has  been  duly  incorporated  and is
                   validly existing as a corporation in good standing under the laws of the State of Delaware.

                         (ii) The Company has the corporate  power and authority
                   to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in Arizona and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of jurisdictions other than Arizona, where the failure to so qualify or be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect.
                         (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and conduct its business, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, to the best of their knowledge and information, is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                         (v) This Agreement has been duly  authorized,  executed
                   and delivered by the Company.

                         (vi) The Indenture has been duly  authorized,  executed
                   and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

                         (vii) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and the Indenture and, assuming they are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and the Notes will be entitled to the benefits of the Indenture.

                         (viii) The Notes and the Indenture conform in all material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of Notes" and "Description of Debt Securities," insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions in all material respects.

                         (ix) The  Indenture has been duly  qualified  under the
                   1939 Act.

                         (x)  The  Registration   Statement  has  been  declared
                   effective by the SEC under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                         (xi) The  Registration  Statement  and the  Prospectus,
                   excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                         (xii) Each document filed pursuant to the 1934 Act (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                         (xiii) The Notes, in the form(s) certified by the Company as of the date hereof, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act.

                         (xiv) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

                         (xv) No  consent,  approval,  authorization,  order  or
                   decree of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws.

                         (xvi) The information contained in the Prospectus under
                   the captions "Certain United States Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations," to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct.

                         (xvii) To the best of their knowledge and  information,
                   there is not pending, and the Company has not received any notice of any threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in any Material Adverse Change, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                         (xviii)  To  the  best  of  such  counsel's  knowledge,
                   neither the Company nor its subsidiaries are in violation of their charter or bylaws; and the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes in the jurisdictions in which they are conducting their business; the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (i) constitute an Event of Default (as defined in the NationsBank Agreement) under the NationsBank Agreement, or (ii) conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or, to the best of their knowledge and information, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of (i) for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                         (xix)  The  Company  has  been  and  is   organized  in
                   conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to qualify as a REIT under the Code.

                    (2) Opinion of Counsel to the Agents. The favorable opinion of Latham & Watkins, counsel to the Agents, covering the matters referred to in subsection (a)(1) under the subheadings (i), (v) to
          (xi), inclusive, above.

                    (3) Disclosure Documents. In giving their opinions required by subsection (a)(1) and (a)(2), respectively, of this Section 5, Kutak Rock and Latham & Watkins shall each additionally state that nothing has come to their attention that led them to believe that the Registration Statement (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which such counsel need make no statement), at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need make no statement), on the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of any agreement by one or more Agents to purchase Notes from the Company as principal, there has not been any Material Adverse Change, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

          (c) Comfort Letter of Arthur Andersen & Co. On the date hereof, the Agents shall have received a letter from Arthur Andersen & Co., dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:
          (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

          (ii) It is their opinion that the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated liabilities or any decrease in the consolidated total assets or shareholder's equity of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income, net income per share or funds from operations of the Company and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

               (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

6.       Delivery of and Payment for Notes Sold through an Agent.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

7.       Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes, unless the Agents shall otherwise specify),
(iii) (if required in connection with the purchase or Notes or similar matters from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or, unless the Agents shall otherwise specify, relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of Kutak Rock, counsel to the Company, or other counsel satisfactory to the Agent(s), dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that counsel need not render the opinions required under
Section 5(a)(xix) upon the filing of any Quarterly Report on Form 10-Q which does not include information relating to such tax matters, unless the Agents shall otherwise specify.

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause Arthur Andersen & Co. forthwith to furnish to the Agent(s) a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the portions of the letter referred to in clauses
(i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

8.       Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of the Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action with counsel chosen by it (who shall not, except with the consent of the indemnified party, be counsel to such indemnified party). In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) For purposes of this Section 8, all references to the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

9.       Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Notes sold to or through such Agent that were the subject of the claim for indemnification, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provision of this Section 9, no Agent shall be required to contribute any amount in excess of the discount or commission received by such Agent from the sale of the Notes that were the subject of the claim for indemnification. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

10.      Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b) The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;
     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

     (i)  Any  fees  charged  by  nationally   recognized   statistical   rating
organizations for the rating of the Notes;

     (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc., if any;

     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

     (m) The cost of providing any CUSIP or other identification numbers for the Notes.

11.      Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of directors or officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

12.      Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or
(ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Arizona authorities or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13.      Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Franchise Finance Corporation of America
                  17207 North Perimeter Drive
                  Scottsdale, Arizona  85255
                  Attention:  Morton H. Fleischer
                  With a copy to:  Dennis Ruben, Esq.
                  Telecopy No.:  (602) 585-2225

         If to the Agents:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                  World Financial Center
                  North Tower - 10th Floor
                  New York, New York  10281-1310
                  Attention:  MTN Product Management
                  Telecopy No.:  (212) 449-2234

                  NationsBanc Capital Markets, Inc.
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  MTN Product Management
                  Telecopy No.:  (704) 388-9939

                  Smith Barney Inc.
                  390 Greenwich Street
                  4th Floor
                  New York, New York 10013
                  Attention:  MTN Product Manager
                  Telecopy No.:  (212) 723-8853


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14.      Governing Law; Forum.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

15.      Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

16.      Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                Very truly yours,

                                FRANCHISE FINANCE CORPORATION OF AMERICA


                                By: /s/ Morton H. Fleischer
                                        ___________________
                                Name:   Morton H. Fleischer
                                Title:  President and Chief Executive Officer

Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By:/s/ Scott G. Primrose
       _________________
       By:  Scott G. Primrose
       Title:  Authorized Signatory


SMITH BARNEY INC.


By:/s/ Frank W. Hamilton, III
       ______________________
       By:  Frank W. Hamilton, III
       Title:  Managing Director


NATIONSBANC CAPITAL MARKETS, INC.


By:/s/ Hendrik W. Bouhuys
       __________________
       By:  Hendrik W. Bouhuys
       Title:  Director

                                                                       EXHIBIT A
         The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

         Principal Amount: $_______

         Interest Rate or Formula:
                  If Fixed Rate Note,
                     Interest Rate:
                     Default Rate:
                     Interest Payment Dates:
                  If Floating Rate Note,
                     Interest Rate Basis(es):
                                If  LIBOR,
                                    o LIBOR  Reuters
                                    o LIBOR  Telerate
                                    Index Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Payment Dates:
                     Default Rate:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement. Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                             PERCENT OF
MATURITY RANGES                                          PRINCIPAL AMOUNT

From 9 months to less than 1 year............................. .125%

From 1 year to less than 18 months............................ .150

From 18 months to less than 2 years........................... .200

From 2 years to less than 3 years............................. .250

From 3 years to less than 4 years............................. .350

From 4 years to less than 5 years............................. .450

From 5 years to less than 6 years............................. .500

From 6 years to less than 7 years............................. .550

From 7 years to less than 10 years............................ .600

From 10 years to less than 15 years........................... .625

From 15 years to less than 20 years........................... .700

From 20 years to 30 years..................................... .750

Greater than 30 years.........................................   *

--------
  * As agreed to by the Company and the applicable Agent at the time of sale.